EXHIBIT 99


                                  NEWS RELEASE

For further information:
James H. Stark, Community Capital Corporation
864/941-8206

Barbara W. Marshall, Anchor Bank
843/946-3126
April 5, 2000

FOR IMMEDIATE RELEASE

Mid State Bank and Anchor Bank Announce
Letter of Intent for Sale of Saluda Office

Greenwood and Myrtle Beach, SC, April 5, 2000- Mid State Bank, a subsidiary of Community Capital Corporation, and Anchor Bank, a subsidiary of Anchor Financial Corporation, today announced the signing of a letter of intent by which Mid State Bank will purchase the deposits, loans, and certain other assets of Anchor Bank's Saluda, South Carolina branch office. Pending regulatory approval, the transaction is expected to be completed during the second or third quarter of 2000.

William F. Steadman, President of Mid State Bank, stated that the two banks will work closely together to ensure a smooth transition. "We are pleased to serve additional customers in the Saluda market and look forward to this expansion of our service base."

Stephen L. Chryst, Chairman of the Board, President, and Chief Executive Officer of Anchor Bank, said, "Our decision to sell the Saluda office permits us to focus our efforts and gain efficiency improvements. Community Capital Corporation has a strong commitment to customer service and will work hard to serve customers in the Saluda market."

On January 10, 2000, Anchor signed a definitive agreement to be acquired by Carolina First Corporation, a $3.6 billion financial services company headquartered in Greenville, SC. Anchor shareholders will receive 2.175 shares of Carolina First stock for each share of Anchor Financial stock they own. The merger is expected to be accounted for as a pooling of interest and is scheduled to be completed during the second quarter of 2000, pending shareholder and regulatory approval.

William G. Stevens, Chief Executive Officer of Community Capital Corporation, stated: "We already have plans and regulatory approval to open an office in Saluda. This acquisition comes at a very opportune time for the strategy of our franchise and will be accretive to earnings for 2000. We look forward to providing the Saluda market with our style of community banking."

Advisory Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release may be considered forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Community

Capital Corporation (the "Company") cautions readers of this press release that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Although the Company's management believes that their expectations of future performance are based on reasonable assumptions within the bounds of their knowledge of their business and operations, there can be no assurance that actual results will nit differ materially from their expectations. Factors which could cause actual results to differ from expectations include, among other things, the challenges, costs and complications associated with the development of the branch office; the ability of the Company to effectively integrate and staff the operations of the branch office; the ability of the Company to retain and deploy in a timely manner the cash associated with branch acquisition into assets with satisfactory yields and credit profiles; competition from existing financial institutions operating in the Company's market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; the challenges and uncertainties in the implementation of the Company's expansion and development strategies; and other factors described in reports filed by the Company with the Securities and Exchange Commission.

                                       4